EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference on this Registration Statement on Form S-8 of LIN TV Corp. of our report on LIN TV Corp. dated March 15, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in LIN TV Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 30, 2012